EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                     SCHEDULE OF CALCULATION OF PER SHARE NET INCOME
                     -----------------------------------------------

                                                        For the Three Months Ended
                                                                May 31, 1997
                                                                ------------
                                                                 Weighted   Calculated
                                                         Net      Average       Per
                                                       Income     Shares       Share
                                                     --------    --------    --------
Shares outstanding and net income used in the     $ 3,368,000  11,004,147      $ .31
 determination of basic net income per share

Options                                                           484,316
                                                  -----------  ----------      -----

Used in the determination of primary net          $ 3,368,000  11,488,463      $ .29
 income per share

Options                                                            15,849
                                                  -----------  ----------      -----

Used in the determination of fully diluted        $ 3,368,000  11,504,849      $ .29
 net income per share
                                                  ==========   ==========      =====


                     EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                     SCHEDULE OF CALCULATION OF PER SHARE NET INCOME
                     -----------------------------------------------

                                                          For the Three Months Ended
                                                                 May 31, 1996
                                                                 ------------
                                                                 Weighted   Calculated
                                                         Net      Average       Per
                                                       Income     Shares       Share
                                                     --------    --------    ---------
Shares outstanding and net income used in the
 determination of basic net income per share      $ 3,505,000  10,924,740      $ .32

Options                                                           572,365
                                                  -----------  ----------      -----

Used in the determination of primary net
 income per share                                 $ 3,505,000  11,497,105      $ .30

Options                                                            19,789
                                                  -----------  ----------      -----

Used in the determination of fully diluted
 net income per share                             $ 3,505,000  11,516,894      $ .30
                                                  ===========  ==========      =====

                      EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                SCHEDULE OF CALCULATION OF PRO FORMA PER SHARE NET INCOME
                ---------------------------------------------------------


                                                          For the Three Months Ended
                                                                 May 31, 1996
                                                                 ------------
                                                                 Weighted   Calculated
                                                         Net      Average       Per
                                                       Income     Shares       Share
                                                     --------    --------    ---------
Shares outstanding and net income used in the
 determination of basic net income per share      $ 2,866,000  10,924,740      $ .26

Options                                                           572,365
                                                  -----------  ----------      -----

Used in the determination of primary net
 income per share                                 $ 2,866,000  11,497,105      $  .25

Options                                                            19,789
                                                  -----------  ----------      -----

Used in the determination of fully diluted
 net income per share                             $ 2,866,000  11,516,894      $ .25
                                                  ===========  ==========      =====